RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                            OSHKOSH TRUCK CORPORATION

          Pursuant to Section 180.1007 of the Wisconsin Business Corporation Law, these Restated Articles of Incorporation shall supersede and take the place of the Corporation's heretofore existing Restated Articles of Incorporation and all amendments thereto.

          First:  The name of the corporation is OSHKOSH TRUCK CORPORATION.

          Second: The purpose for which the corporation is organized is to engage in any lawful activity within the purposes of which corporations may be organized under Chapter 180 of the Wisconsin Statutes.

          Third: As of December 18, 1996, the authorized, issued and outstanding common stock, one cent ($.01) par value, of the corporation consists of Class A Common Stock ("Class A Common Stock") and Class B Common Stock ("Class B Common Stock"). Upon the effectiveness of these Restated Articles of Incorporation, each issued and outstanding share of Class B Common Stock shall immediately and automatically be redesignated without further act on anyone's part as a share of "Common Stock" ("Common Stock"), and stock certificates representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock.

          Until such time as no shares of Class A Common Stock are issued and outstanding, Sections AA through DD of this Third Article shall govern and be applicable. From and after such time as no shares of Class A Common Stock are issued and outstanding, Sections A through D of this Third Article shall govern and be applicable.

          At such time as Sections AA through DD of this Third Article shall no longer govern and apply, the appropriate officers of the corporation shall promptly (i) cause to be prepared and duly filed with the Wisconsin Department of Financial Institutions such documents as are necessary to restate these Amended and Restated Articles to eliminate Sections AA through DD of this Third Article and any other words, sentences, clauses or paragraphs contained in this Third Article providing for or relating to Class A Common Stock and/or the conversion of shares of Class A Common Stock into shares of Common Stock and
(ii) cause to be prepared and sent to registered holders of Common Stock a notice to the effect that such action has been taken.

          A.  STOCK

          The total number of shares of stock which the corporation shall have the authority to issue is sixty-three million (63,000,000) shares itemized by classes as follows:

              1. Sixty-one million (61,000,000) shares of common stock, one cent ($.01) par value, divided into the following classes: (a) one million (1,000,000) shares of Class A Common Stock (the "Class A Common Stock"); and (b) sixty million (60,000,000) shares of Common Stock (the "Common Stock").

              2. Two million (2,000,000) shares of preferred stock, one cent ($.01) par value (the "Preferred Stock").

          B.  THE COMMON STOCK AND THE CLASS A COMMON STOCK

              1. The holders of Common Stock shall be entitled to receive dividends when and if declared by the Board of Directors out of any funds legally available for the payment of such dividends; provided, however, that if a share of Class A Common Stock shall be converted into Common Stock pursuant to Paragraph 10.f of Section BB of this Third Article subsequent to the record date for payment of a dividend or other distribution on shares of Class A Common stock but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable in the amount declared per share of Class A Common Stock on the date set for payment of such dividend or other distribution notwithstanding the conversion thereof or the corporation's default in payment of the dividend or distribution due on such date.

              2. Each share of Common Stock shall be entitled to one vote on each matter submitted to a vote of holders of Common Stock; provided, however, that if shares of Class A Common Stock shall be converted into Common Stock pursuant to Paragraph 10.f of Section BB of this Third Article subsequent to the record date for the determination of shareholders entitled to vote at a meeting of shareholders or upon a matter otherwise presented for a shareholder vote, but prior to such meeting or vote, then the registered holder of each share of Class A Common Stock and Common Stock at the close of business on such record date shall be entitled to one vote for each such share at such meeting or for such vote on each matter presented for a vote by the holders of Class A Common Stock and/or Common Stock.

              3. In case of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of Common Stock shall be entitled to receive on a pro rata basis the proceeds of any remaining assets of the corporation.

              4. No holders of shares of Common Stock shall have a preemptive right to acquire unissued shares of stock of the corporation or securities convertible into such shares or carrying a right to subscribe to or acquire such shares.

              5. The rights of the Common Stock under this Section B of this Third Article of these Restated Articles of Incorporation are subject to the provisions of Section C below concerning the Preferred Stock.

              6. From and after such time as no shares of Class A Common Stock are issued and outstanding, the corporation shall not issue any shares of Class A Common Stock.



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


          C.  THE PREFERRED STOCK

          The Preferred Stock may be issued in series, and authority is vested in the Board of Directors, from time to time, to establish and designate series and to fix the variations in the powers, preferences, rights, qualifications, limitations or restrictions of any series of the Preferred Stock, but only with respect to:

              1. the dividend rate or rates and the preferences, if any, over any other class or series (or of any other class or series over such class or series) with respect to dividends, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

              2. the price and terms and conditions on which shares may be redeemed;

              3. the amount payable upon shares in the event of voluntary or involuntary liquidation;

              4. sinking fund provisions for the redemption or purchase of shares;

              5. the terms and conditions on which shares may be converted into shares of any other class or series of the same or any other class of stock of the Corporation, if the shares of any series are issued with the privilege of conversion; and

              6.  voting rights, if any.

          Except as to the matters expressly set forth above, all series of the Preferred Sock shall have the same preference, limitations and relative rights and shall rank equally, share ratably and be identical in all respects as to all matters. All shares of any one series of the Preferred Stock shall be alike in every particular.

          D.  GENERAL

              1. Where approval by holders of shares of one or more classes of the Common Stock and/or the Preferred Stock is required under the laws of the State of Wisconsin to effect an amendment to these Restated Articles of Incorporation, a merger or consolidation, a sale of the corporation's assets, dissolution or otherwise, the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote on such matter, in class votes where appropriate, shall be sufficient to approve the action.

          AA. STOCK

          The total number of shares of stock which the corporation shall have the authority to issue is sixty-three million (63,000,000) shares itemized by classes as follows:

              1. Sixty-one million (61,000,000) shares of common stock, one cent ($.01) par value, divided into the following classes: (a) one million (1,000,000) shares of Class A



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


Common Stock (the "Class A Common Stock"); and (b) sixty million (60,000,000) shares of Common Stock (the "Common Stock") (the Class A Common Stock and the Common Stock are hereinafter collectively referred to as the "Common Shares").

              2. Two million (2,000,000) shares of preferred stock, one cent ($.01) par value (the "Preferred Stock").

          BB. THE COMMON SHARES

              1. Whenever any Dividend shall be paid by the corporation on the Common Shares, such Dividend shall be paid so that the Dividend per share for the Common Stock shall equal one hundred fifteen percent (115%) of the Dividend per share for the Class A Common Stock. As used herein, the term "Dividend" shall mean any dividend paid by the corporation in cash or other assets except as a dividend payable solely in shares of any class of the capital stock of this corporation. In calculating the amount of any Dividend payable on the Common Stock, such Dividend shall be rounded to the closest one quarter of one cent ($.0025).

              2. The holders of Common Stock shall not be entitled to any vote on any matters except: (a) as may be required by law; and (b) that the Common Stock shall have one vote for each share for the election and removal of the Common Directors voting as a separate class. The "Common Directors" shall be that number of Directors which constitutes twenty five percent (25%) of the authorized number of members of the Board of Directors, including, for all purposes, the Common Directors and any Directors which are entitled to be elected by the holders of any Preferred Stock. If twenty five percent (25%) of the authorized number of Directors is not a whole number, then the number of Common Directors shall be rounded to the closest whole number of Directors, but not less than one (1). In determining the closest whole number, any number which includes a fraction equal to .5 shall be deemed to be the next highest whole number.

              3. The holders of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock on all matters except the election of Common Directors.

              4. In case of voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of Common Stock shall be entitled to receive out of the assets of the corporation in money or money's worth the sum of Seven and 50/100 Dollars ($7.50) per share (the "First Common Payment"), subject to adjustment in the event of any subdivisions, combinations, stock splits or stock dividends involving shares of the Common Stock, before any of such assets shall be paid or distributed to holders of Class A Common Stock, and if the assets of the corporation shall be insufficient to pay the holders of all of the Common Stock then outstanding the entire First Common Payment, the holders of each outstanding share of the Common Stock shall share ratably in such assets in proportion to the amounts which would be payable with respect to Common Stock if the First Common Payment was paid in full.

              5. After payment in full of the First Common Payment, the holders of Class A Common Stock shall be entitled to receive out of the remaining assets of the corporation in money or money's worth the sum of Seven and 50/100 Dollars ($7.50) per



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


share (the "Second Common Payment"), subject to adjustment in the event of any subdivisions, combinations, stock splits or stock dividends involving shares of the Class A Common Stock, before any of such remaining assets shall be paid or distributed to holders of the Common Stock, and if the remaining assets of the corporation shall be insufficient to pay the holders of all of the Class A Common Stock then outstanding the entire Second Common Payment, the holders of each outstanding share of the Class A Common Stock shall share ratably in such assets in proportion to the amounts which would be payable with respect to Class A Common Stock if the Second Common Payment was paid in full.

              6. After payment in full of the First Common Payment and the Second Common Payment, any further payments on the liquidation, dissolution or winding up of the business of the corporation shall be on an equal basis as to all of the Common Shares then outstanding.

              7. Except as to the matters expressly set forth above, the Class A Common Stock and the Common Stock shall be identical in all respects.

              8. No holders of Common Shares shall have a preemptive right to acquire unissued shares of stock of the corporation or securities convertible into such shares or carrying a right to subscribe to or acquire such shares.

              9. The rights of the Common Shares under this Section BB of this Third Article of these Restated Articles of Incorporation are subject to the provisions of Section CC below concerning the Preferred Stock.

              10. Shares of Class A Common Stock shall be convertible into shares of Common Stock as provided below:

                  a. Each shares of Class A Common Stock may at any time or from time to time, at the option of the respective holder thereof, be converted into one (1) fully paid and nonassessable share of Common Stock. Such conversion right shall be exercised by the surrender of the certificate representing such share of Class A Common Stock to be converted to the corporation at any time during normal business hours at the principal executive offices of the corporation (to the attention of the Secretary of the corporation), or if an agent for the registration or transfer of shares of Class A Common Stock is then duly appointed and acting (said agent being referred to in this Article as the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert, and (if so required by the corporation or the Transfer Agent) by instruments of transfer, in each case in form satisfactory to the corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Paragraph 10.e. below.

                  b. As promptly as practicable after the surrender for conversion of a certificate representing shares of Class A Common Stock in the manner provided in Paragraph 10.a. above, and the payment to the corporation in cash of any amount



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


     required by the provisions of Paragraph 10.e., the corporation will deliver or cause to be delivered at the office of the Transfer Agent to, or, if no Transfer Agent has been appointed, upon the written order of, the holder of such certificate a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class A Common Stock, and all rights of the holder of such shares as such holder shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer records of the corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer records are open.

                  c. No adjustments in respect of dividends shall be made upon the conversion of any share of Class A Common Stock; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class A Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable in the amount declared per share of Class A Common Stock on the date set for payment of such dividend or other distribution notwithstanding the conversion thereof or the corporation's default in payment of the dividend or distribution due on such date.

                  d. The corporation will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class A Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class A Common Stock by delivery of purchased shares of Common Stock which are held in the treasury of the corporation.

                  e. The issuance of certificates for shares of Common Stock upon conversion of shares of Class A Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class A Common Stock to be converted, the person or persons requesting the issuance thereof shall pay to the corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the corporation that such tax has been paid.



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


                  f. If at any time the number of outstanding shares of Class A Common Stock that the Moslings (as defined below) beneficially own (as defined below) is less than 150,000 shares, then the outstanding shares of Class A Common Stock shall be deemed without further act on anyone's part to be immediately and automatically converted into shares of Common Stock, and stock certificates formerly representing outstanding shares of Class A Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock. For purposes hereof, "Moslings" shall mean (a) Mr. J. Peter Mosling, Jr., (b) Stephen P. Mosling or (c) any trustee, guardian or custodian for, or any executor, administrator or other legal representative of the estate of, J. Peter Mosling, Jr. and/or Stephen
     P. Mosling. For purposes hereof, a person shall be deemed to "beneficially own" shares of Class A Common Stock if such person, directly or indirectly, has or shares voting power that includes the power to vote, or to direct the voting of, such shares.

              11. From and after the effectiveness of these Restated Articles of Incorporation, the Board of Directors of the corporation may only issue shares of Class A Common Stock in the form of a dividend or other distribution payable solely in shares of Class A Common Stock on or split-up of the shares of Class A Common Stock and only to the then holders of the outstanding shares of Class A Common Stock in conjunction with and in the same ratio as a stock dividend or distribution on or split-up of the shares of Common Stock. Except as provided in this Paragraph 11, the corporation shall not issue additional shares of Class A Common Stock after the effectiveness of these Restated Articles of Incorporation, and all shares of Class A Common Stock surrendered for conversion in accordance with Paragraph 10 shall be retired, unless otherwise approved by a vote of the holders of the outstanding shares of Class A Common Stock and Common Stock, each voting as a separate class.

          CC. THE PREFERRED STOCK

          The Preferred Stock may be issued in series, and authority is vested in the Board of Directors, from time to time, to establish and designate series and to fix the variations in the powers, preferences, rights, qualifications, limitations or restrictions of any series of the Preferred Stock, but only with respect to:

              1. the dividend rate or rates and the preferences, if any, over any other class or series (or of any other class or series over such class or series) with respect to dividends, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

              2. the price and terms and conditions on which shares may be redeemed;

              3. the amount payable upon shares in the event of voluntary or involuntary liquidation;

              4. sinking fund provisions for the redemption or purchase of shares;



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


              5. the terms and conditions on which shares may be converted into shares of any other class or series of the same or any other class of stock of the corporation, if the shares of any series are issued with the privilege of conversion; and

              6.  voting rights, if any.

              Except as to the matters expressly set forth above, all series of the Preferred Stock shall have the same preferences, limitations and relative rights and shall rank equally, share ratably and be identical in all respects as to all matters. All shares of any one series of the Preferred Stock shall be alike in every particular.

          DD. GENERAL

              1. The number of authorized shares of any class of the capital stock of the corporation may be increased or decreased (but not below the number of shares of such class then outstanding) by the affirmative vote of the holders of a majority of the outstanding Class A Common Stock.

              2. Where approval by holders of shares of one or more classes of the Common Shares or the Preferred Stock is required under the laws of the State of Wisconsin to effect an amendment to these Restated Articles of Incorporation, a merger or consolidation, a sale of the corporation's assets, dissolution or otherwise, the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote on such matter, in class votes where appropriate, shall be sufficient to approve the action.

              3. Section 180.1150 of the Wisconsin Business Corporation Law shall not apply to the corporation.

          Fourth:  The address of the registered office is:

                      2307 Oregon Street
                      Oshkosh, Wisconsin  54901

          Fifth:  The name of the registered agent at such address is:

                      Timothy M. Dempsey

          Sixth: The number of directors constituting the Board of Directors shall be such number as is fixed from time to time by the By-Laws.

          Seventh: These Restated Articles of Incorporation supersede and take the place of the heretofore existing Articles of Incorporation and Amendments thereto.

          Eighth: These articles may be amended in the manner authorized by law at the time of amendment.



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